Exhibit 99.2

AVANTGO, INC.

Form 10-Q

INDEX

PART I. FINANCIAL INFORMATION		PAGE

ITEM 1	Condensed Consolidated Financial Statements (Unaudited)
	Condensed Consolidated Balance Sheets as of September 30, 2002 and
	December 31, 2001	2
	Condensed Consolidated Statements of Operations for the three and nine months
	ended September 30, 2002 and September 30, 2001	3
	Condensed Consolidated Statements of Cash Flows for the nine months
	ended September 30, 2002 and September 30, 2001	4
	Notes to Condensed Consolidated Financial Statements	5

PART I.   FINANCIAL INFORMATION

ITEM 1.   Condensed Consolidated Financial Statements

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2002	2001

ASSETS
Current assets:
Cash and cash equivalents	$32,249	$43,091
Accounts receivable, net of allowance of $967 in 2002 and $965 in 2001	2,696	3,236
Prepaid expenses and other current assets	1,252	480

Total current assets	36,197	46,807
Restricted investments	3,400	3,438
Property and equipment, net	4,822	6,890
Other assets	139	344

Total assets	$44,558	$57,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$947	$1,243
Accrued liabilities	3,453	3,855
Accrued compensation and related benefits	917	1,693
Deferred revenue	4,412	1,813

Total current liabilities	9,729	8,604
Deferred revenue, net of current portion	232	—
Accrued restructuring charges, net of current portion	3,655	2,127
Commitments
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and none outstanding at September 30, 2002 and December 31, 2001, respectively		—
Common stock, $0.0001 par value; 150,000,000 shares authorized; 35,700,093 and 35,166,133 shares issued and outstanding at September 30, 2002 and December 31, 2001, respectively	166,165	168,603
Notes receivable from stockholders	(502)	(502)
Deferred stock compensation	(288)	(2,752)
Revenue offset relating to warrant agreements	(211)	(592)
Accumulated deficit	(133,652)	(118,122)
Accumulated other comprehensive income	(570)	113

Total stockholders’ equity	30,942	46,748

Total liabilities and stockholders’ equity	$44,558	$57,479

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

Revenues:		(As Restated)		(As Restated)
License fees	$2,448	$2,837	$8,199	$10,932
Services	2,004	2,060	6,361	7,741
Total revenues	4,452	4,897	14,560	18,673
Costs and expenses:
Cost of license fees	59	336	197	418
Cost of services	1,040	1,208	3,327	4,171
Product development	1,640	3,130	6,061	10,853
Sales and marketing	3,847	6,929	14,141	23,741
General and administrative	1,369	2,160	3,717	6,932
Amortization of goodwill, other intangible assets and deferred stock compensation	(1,812)	1,249	(526)	8,163
Write-off of core technology	—	1,981	—	1,981
Restructuring and other impairment charges	4,128	9,761	4,450	12,602

Total costs and expenses	10,271	26,754	31,367	68,861
Loss from operations	(5,819)	(21,857)	(16,807)	(50,188)
Interest and other income, net	311	654	1,277	2,249

Net loss	$(5,508)	$(21,203)	$(15,530)	$(47,939)

Basic and diluted net loss per share	$(0.16)	$(0.63)	$(0.44)	$(1.49)

Basic and diluted common shares used to calculate basic and diluted net loss per share	35,498	33,480	35,218	32,117

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,

	2002	2001

OPERATING ACTIVITIES:		(As Restated)
Net loss	$(15,530)	$(47,939)
Adjustments to reconcile net loss to net cash used in operating activities:
Restructuring and other impairment charges	2,217	11,606
Write-off of core technology	—	1,981
Amortization of goodwill, other intangible assets and deferred stock compensation	(527)	8,163
Depreciation and amortization	2,078	2,165
Amortization of revenue offset relating to warrant agreements	381	381
Issuance of common stock in exchange for services	87	—
Changes in operating assets and liabilities:
Accounts receivable	540	1,477
Prepaid expenses and other current assets	(795)	434
Accounts payable	(296)	(1,877)
Accrued liabilities	(352)	700
Accrued compensation and related benefits	(429)	222
Accrued restructuring liability	(266)	—
Deferred revenue	2,831	1,032

Net cash used in operating activities	(10,061)	(21,655)
INVESTING ACTIVITIES:
Purchase of property and equipment	(344)	(2,344)
(Increase) decrease in other assets	205	200
Proceeds from restricted investments	38	—
Proceeds from investments	—	16,436

Net cash (used in) provided by investing activities	(101)	14,292
FINANCING ACTIVITIES:
Repayment of obligations under bank line of credit agreement	—	(40)
Proceeds from note repayment from shareholder	—	204
Proceeds from issuance of common stock, net of stock repurchase	3	166

Net cash provided by financing activities	3	330

Effect of exchange rate changes on cash and cash equivalents	(683)	42

Decrease in cash and cash equivalents	(10,842)	(6,991)
Cash and cash equivalents at beginning of period	43,091	57,034

Cash and cash equivalents at end of period	$32,249	$50,043

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for interest	$—	$5

The accompanying notes are an integral part of these condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2002
(Unaudited)

NOTE 1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The Company

     AvantGo, Inc. (the “Company”) was incorporated on June 30, 1997 in Delaware. The Company provides software and services that enable and enhance the use of Internet-based content and corporate portals to mobile devices, including personal digital assistants and Internet-enabled phones. The Company licenses its AvantGo M-Business ServerTM products and AvantGo® mobile applications products to help its customers provide their employees, customers, suppliers and business affiliates with easy access to business information. The AvantGo Mobile Internet ServiceTM allows individuals to access Internet-based content and applications and gives content providers and other businesses a new medium for reaching and interacting with new and existing customers, increasing customer acquisition and retention.

Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month period ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2001.

     Certain reclassifications have been made to the financial statements for the three months and nine months ended September 30, 2001 to conform to the presentation of the financial statements for the three months and nine months ended September 30, 2002.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

     In July 2001, the FASB issued Statements of Financial Accounting Standards No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. SFAS 141 further clarifies the criteria to recognize intangible assets separately from goodwill. The requirements of SFAS 141 are effective for any business combination accounted for by the purchase method that is completed after September 30, 2001. Under SFAS 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of Statement 142 apply to goodwill and intangible assets acquired after June 30, 2001. SFAS 142 will have no affect on the Company’s financial statements in that all goodwill and intangible assets have been written off due to impairment during 2001. Had the provisions of SFAS 142 been in effect during the three and nine months ended September 30, 2001, the Company’s net loss and net loss per share would have been $21.2 million and $0.63 per share, and $45.3 million and $1.41 per share, respectively.

     During August 2001, the Financial Accounting Standards Board also issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 is effective for fiscal years beginning after December 15, 2001 and supercedes Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30 relating to the disposal of a segment of business. The adoption of SFAS 144 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 2.   CONCENTRATION OF CREDIT RISK

     The following table sets forth the percentages of revenues from our major customer for the three and nine months ended September 30, 2002 and 2001:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

Customer A	25%	23%	23%	19%

NOTE 3.   NET LOSS PER SHARE

     Basic and diluted net loss per share information for all periods is presented under the requirement of FASB Statement No. 128, “Earnings per Share” (“FASB 128”). Basic earnings per share has been computed using the weighted-average number of shares of common stock outstanding during the period, less shares that may be repurchased, and excludes any dilutive effects of options, warrants and convertible securities. Shares subject to repurchase will be included in the computation of earnings per share when our option to repurchase these shares lapses.

     Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, to the weighted average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect would be anti-dilutive.

     The calculation of basic and diluted net loss per share is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

	(in thousands, except per share amounts):

Net loss	$(5,508)	$(21,203)	$(15,530)	$(47,939)

Weighted average shares of common stock outstanding	35,671	34,922	35,516	34,642
Less weighted average shares that may be repurchased	(173)	(1,442)	(298)	(2,525)

Weighted average shares of common stock outstanding used in computing basic and diluted net loss per share	35,498	33,480	35,218	32,117

Basic and diluted net loss per share	$(0.16)	$(0.63)	$(0.44)	$(1.49)

NOTE 4.   COMPREHENSIVE LOSS

     Statement of Financial Accounting Standard (SFAS) No. 130 “Reporting for Comprehensive Income”, established standards of reporting and display of comprehensive income and its components of net income and “Other Comprehensive Income”. “Other Comprehensive Income” refers to revenues, expenses and gains and losses that are not included in net income but rather are recorded directly in stockholders’ equity. The components of comprehensive loss for the three and nine months ended September 30, 2002 and 2001 were as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

Net loss	$(5,508)	$(21,203)	$(15,530)	$(47,939)
Foreign currency translation adjustments	(156)	(152)	(683)	42
Unrealized gain on investment	—	—	—	4

Comprehensive loss	$(5,664)	$(21,355)	$(16,213)	$(47,893)

NOTE 5.  BUSINESS SEGMENT INFORMATION

     The Company operates in a single operating segment, providing software and services that enable and enhance the use of Internet-based content and corporate applications to mobile devices, including personal digital assistants and Internet-enabled phones.

Geographic Information

     The Company operates in North America and Europe. Approximately 19% and 15% of revenues were derived from outside North America in the three and nine months ended September 30, 2002, respectively. Approximately 16% of revenues were derived from outside North American in both the three and nine months ended September 30, 2001. Less than 10% of net loss was derived from outside North America in the three and nine months ended September 30, 2002 as well as the three and nine months ended September 30, 2001. During the three and nine months ended September 30, 2002 and 2001, no more than 10% of revenues were derived from any specific country. At September 30, 2002 and 2001, less than 10% of the Company’s assets were located outside North America.

NOTE 6.  AMORTIZATION OF DEFERRED STOCK-BASED COMPENSATION

     During the quarter ended September 30, 2002, and in connection with a reduction in force, the Company recorded an adjustment to reverse compensation expense for the cancellation of stock option awards that had not yet been earned. This resulted in a net $1.8 million and $526,000 credit included in amortization of goodwill, other intangible assets, and deferred stock-based compensation for the three and nine month periods ended September 30, 2002, respectively. As of September 30, 2002, all of the affected employees had been notified and the majority of these terminations were completed.

NOTE 7.   RESTRUCTURING AND OTHER IMPAIRMENT CHARGES

     In April 2001, management approved, and the Company formally adopted and began to implement a restructuring program in an effort to reduce operating expenses. The Company incurred a charge of approximately $2.8 million in the second quarter of 2001 relating to the restructuring. During the third quarter of 2001, the Company reported additional charges of approximately $9.8 million, which included approximately $406,000 related to adjustments to facility exit costs as a result of a rapidly deteriorating real estate market. In the fourth quarter of 2001, management approved and the Company implemented a further restructuring program that resulted in aggregate charges of $2.5 million, which included approximately $1.2 million related to adjustments to facility exit costs as a result of continuing deterioration in the real estate market. In the second quarter of 2002, the Company recorded adjustments to the estimates of facility exit costs resulting in a charge to restructuring expense of $322,000.

     In July 2002, management approved and the Company formally adopted and began to implement another restructuring program in an effort to reduce operating expenses that resulted in aggregate charges of $4.1 million. These charges included $1.2 million related to revised estimates on the excess space at the Hayward facility, and $207,000 related to revised estimates on the excess space at the Chicago facility as a result of continuing deterioration in the real estate market. The Company also recorded a charge of $479,000 related to excess equipment and software, and other charges related to the reduction in force. Restructuring charges also included $2.2 million related to employee termination costs associated with the elimination of 78 positions, most of which occurred in the United States and affected employees at all levels of the Company. As of September 30, 2002, all of the affected employees had been notified and the majority of these terminations were completed.

     The following table sets forth the restructuring activity during the three months ended September 30, 2002 (in thousands):

		Restructuring
	Balance at	and other	Cash	Non-cash	Balance at
	June 30, 2002	impairment charges	Expenditures	Expenditures	September 30, 2002

Facility lease costs	$3,651	$1,430	$(275)	$—	$4,806
Employee termination costs	308	2,219	(1,336)	(116)	1,075
Excess equipment and other	—	479	(76)	(348)	55

Total	$3,959	$4,128	$(1,687)	$(464)	$5,936

The following table sets forth the restructuring activity during the nine months ended September 30, 2002 (in thousands):

	Balance at	Restructuring
	December 31,	and other	Cash	Non-cash	Balance at
	2001	impairment charges	Expenditures	Expenditures	September 30, 2002

Facility lease costs	$4,133	$1,752	$(1,079)	$—	$4,806
Employee termination costs	325	2,219	(1,353)	(116)	1,075
Excess equipment and other	—	479	(76)	(348)	55

Total	$4,458	$4,450	$(2,508)	$(464)	$5,936

The following table sets forth the restructuring activity during the three months ended September 30, 2001 (in thousands):

		Total
		Restructuring
	Balance at	and other
	June 30,	Impairment	Cash	Non-cash	Balance at
	2001	Charges	Expenditures	Expenditures	September 30, 2001

Facility lease costs	$2,203	$1,093	$(224)	$(152)	$2,920
Employee termination costs	15	530	(163)	—	382
Excess equipment and other	—	108	—	(108)	—
Goodwill	—	7,691	—	(7,691)	—
Acquired workforce	—	339	—	(339)	—

Total	$2,218	$9,761	$(387)	$(8,290)	$3,302

The following table sets forth the restructuring activity during the nine months ended September 30, 2001 (in thousands):

		Total
		Restructuring
	Balance at	And Other
	December 31,	Impairment	Cash	Non-cash	Balance at
	2000	Charges	Expenditures	Expenditures	September 30, 2001

Facility lease costs	$—	$3,497	$(425)	$(152)	$2,920
Employee termination costs	—	945	(563)	—	382
Excess equipment and other	—	130	—	(130)	—
Goodwill	—	7,691	—	(7,691)	—
Acquired workforce	—	339	—	(339)	—

Total	$—	$12,602	$(988)	$(8,312)	$3,302

At September 30, 2002, the current portion of the restructuring liability of $2,281,000 is included in accrued liabilities; the non-current portion of $3,655,000 is included in accrued restructuring charges.

NOTE 8.  LEGAL PROCEEDINGS

In October 2001, a purported shareholder class action lawsuit was filed in the United States District Court for the Southern District of New York against the Company, certain of the Company’s officers and directors (the “Individual Defendants”), and the underwriters of the Company’s initial public offering. The suit is a class action filed on behalf of purchasers of the Company’s common stock during the period from September 27, 2000 to December 6, 2000. The complaint alleges that the underwriter defendants agreed to allocate stock in the Company’s initial public offering to certain investors in exchange for excessive and undisclosed commissions and agreements by those investors to make additional purchases of stock in the aftermarket at pre-determined prices. Plaintiffs allege that the prospectus for the Company’s initial public offering was false and misleading in violation of the securities laws because it did not disclose these arrangements. The complaint seeks unspecified damages on behalf of the purported class. Over 300 companies involved in an initial public offering have been named as defendants in nearly identical lawsuits filed by some of the same plaintiffs’ law firms. A consolidated amended complaint has been filed. A motion to dismiss addressing issues common to the companies and individuals who have been sued in these actions was filed on July 15, 2002. The Court has not yet ruled on this motion. On October 9, 2002, the Court dismissed the Individual Defendants from the case without prejudice based upon Stipulations of Dismissal filed by the plaintiffs and the Individual Defendants. The Company believes it has meritorious defenses, and it intends to defend the action vigorously; however, due to inherent uncertainties in litigation, management cannot predict accurately the ultimate outcome of the litigation. An adverse judgment in a large monetary amount could have a material adverse impact on the financial position, and consequently the business and results of operations.

NOTE 9.  RELATED PARTY

The Company entered into a consulting agreement with one of its directors. Pursuant to the consulting agreement, the director provided consulting services to the Company with respect to the development of the Company’s business plan and restructuring activities. The consulting services were completed and the Company incurred expense in the amount of approximately $50,000 during the three months ended September 30, 2002.